UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2019 (April 30, 2019)

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The CoreLogic, Inc. (the "Company") Annual Meeting of Stockholders (the "Annual Meeting") was held on April 30, 2019.

(b)	The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

1.
The eleven nominees for election to the Company's board of directors were elected, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, based upon the following votes:

Directors	For	Against	Abstain	Broker Non-Votes
J. David Chatham	66,875,418	565,448	118,752	4,265,713
Douglas C. Curling	67,327,095	115,848	116,676	4,265,712
John C. Dorman	67,364,480	78,218	116,921	4,265,712
Paul F. Folino	67,363,879	78,718	117,021	4,265,713
Frank D. Martell	67,303,500	214,694	41,426	4,265,711
Claudia Fan Munce	67,371,892	72,127	115,601	4,265,711
Thomas C. O'Brien	66,862,698	581,397	115,524	4,265,712
Vikrant Raina	67,348,496	36,004	175,121	4,265,710
Jaynie Miller Studenmund	67,315,195	69,631	174,794	4,265,711
David F. Walker	67,367,710	73,573	118,336	4,265,712
Mary Lee Widener	66,973,829	471,743	114,049	4,265,710

2.	The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
64,599,371	2,823,973	136,274	4,265,713

3.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
70,304,223	1,101,409	419,699	--

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CoreLogic, Inc.
(Registrant)

Date:	May 3, 2019	By:	/s/ Arnold A. Pinkston
		Name:	Arnold A. Pinkston
		Title:	Chief Legal Officer & Corporate Secretary